SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2003

COINSTAR, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COINSTAR, INC.

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 943-8000

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountants

1.)    On September 8, 2003, the Audit Committee of the Board of Directors of Coinstar Inc. (the “Registrant”) approved (1) the dismissal of Deloitte & Touche LLP as its independent accountants and (2) the appointment of KPMG LLP as its new certifying accountants for the fiscal year ending December 31, 2003. The Registrant anticipates that it may, in the future, retain Deloitte & Touche LLP for tax and other advising issues.

2.)    In connection with Deloitte & Touche LLP’s audits as of and for the fiscal years ended December 31, 2001 and 2002 and through September 8, 2003:

(a)	the reports of Deloitte & Touche LLP did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles;

(b)	there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and

(c)	there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

3.)    During the fiscal years ended December 31, 2001 and 2002 and through September 8, 2003, the Registrant did not consult with KPMG LLP regarding:

(a)	the application of accounting principles to a specified transaction, either completed or proposed;

(b)	the type of audit opinion that might be rendered in the Registrant’s financial statements; or

(c)	a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

4.)    The Registrant provided Deloitte & Touche LLP with a copy of the disclosure contained in this Form 8-K and requested that Deloitte & Touche LLP provide the Registrant with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with that disclosure. Deloitte & Touche LLP has provided such a letter, and that letter is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7. Financial Statements and Exhibits

99.1	Deloitte & Touche LLP letter dated September 8, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COINSTAR, INC.

By:	/s/ DAVID W. COLE
David W. Cole Chief Executive Officer

Dated: September 8, 2003

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Deloitte & Touche LLP letter dated September 8, 2003

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